UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-279449
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices)

Registrant’s telephone number, including area code: 408-523-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2009, the Board of Directors (the “Board”) of Zoran Corporation (“Zoran”) adopted the Amended and Restated Bylaws of Zoran Corporation (the “Amended Bylaws”) as part of a Board initiative to update Zoran’s corporate governance structure. The following describes the substantive changes implemented by the Amended Bylaws. A copy of the Amended Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendments Regarding Stockholders’ Meetings

•	Section 4: Place of Meeting

•	Permits the annual meeting of stockholders (the “Annual Meeting”) to take place by means of remote communication.

•	Section 15: Inspectors of Elections

•	Provides for an inspector of elections for any meeting of stockholders and enumerates the inspector’s duties, including taking the statutory oath required under Delaware General Corporation Law.

•	Section 16: Stockholder Proposals

•

Provides “advance notice” procedures that stockholders and beneficial owners are required to follow to properly bring business before the Annual Meeting, including giving notice in writing (“Notice”) not later than the 120th day prior to the first anniversary of the release of Zoran’s proxy statement in connection with the previous year’s Annual Meeting. If an Annual Meeting is held more than 30 days before the date contemplated at the time of the previous year’s proxy statement, notice must be received no later than the close of business on the 10th day following Zoran’s first public announcement of the date of the Annual Meeting.

•

Provides guidelines for the content of the Notice and requires disclosure of (a) certain information pertaining to the stockholder or beneficial owner providing Notice, (b) his/her/its holdings in Zoran, and (c) his/her/its other relevant agreements or understandings regarding Zoran or relating to the proposed business.

•

Provides certain rules and procedures relating to Annual Meetings, including authorizing the Chairman of the Annual Meeting to prescribe and enforce rules and procedures regarding stockholder proposals.

Amendments Regarding Directors

•	Section 17: Number and Term of Office

•	Provides that the number of directors shall be fixed by the Board from time to time provided that the Board shall be comprised of a minimum of 7 directors and a maximum of 10 directors.

•	Section 22: Meetings

•	Permits Board meetings to be held without advance notice if the time and place of such meetings were fixed in advance by resolution of the Board.

•	Section 24: Action Without Meeting

•	Permits directors to consent by electronic transmission to an action taken by the Board without a meeting.

•	Section 28: Nominations of Director Candidates

•

Requires disclosure of certain information (the “Proposer Information”) pertaining to (a) a stockholder or beneficial owner nominating a director for election to the Board, (b) the stockholder or beneficial owner’s holdings in Zoran, and (c) his/her/its other relevant agreements or understandings regarding Zoran or relating to the nomination.

•	Provides for the update of the Proposer Information as necessary to ensure it is accurate as of the record date for the Annual Meeting.

•	Prohibits substitution of nominees for election to the Board.

Amendments Regarding Officers

•	Section 30: Tenure and Duties of Officers

•	Clarifies the powers and duties of the offices of the Chief Executive Officer and President.

Amendments Regarding Notices

•	Section 45: Notices

•

Permits Zoran to send notice by electronic transmission. Stockholders must consent to notice by electronic transmission and such consent (a) may be revoked by written notice to Zoran and (b) shall be deemed revoked upon Zoran’s agent becoming aware that two consecutive notices have not been delivered.

•

Provides that notice shall be deemed given, (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, (c) in the case of delivery by overnight express courier, when dispatched, and (d) in the case of delivery by telegram, cablegram, facsimile, electronic mail or other form of electronic transmission, when dispatched.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

No.	Exhibit

3.1	Amended and Restated Bylaws of Zoran Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORAN CORPORATION

Date: April 23, 2009	By:	/s/ Karl Schneider
Karl Schneider
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

3.1	Amended and Restated Bylaws of Zoran Corporation